UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2008

TRANSATLANTIC PETROLEUM CORP.

(Exact name of registrant as specified in its charter)

Alberta, Canada	000-31643	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1840, 444 – 5th Ave., SW Calgary, Alberta, Canada	T2P 2T8
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 262-8556

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Service Agreement

On August 6, 2008, TransAtlantic Petroleum Corp. (the “Company”) and Longfellow Energy, LP (“Longfellow”), Viking Drilling, LLC (“Viking”), Longe Energy Limited (“Longe”) and Riata Management, LLC (“Riata” and, together with Longfellow, Viking and Longe, the “Riata Entities”) entered into a Service Agreement (the “Service Agreement”), effective as of May 1, 2008, under which the Company and the Riata Entities agreed to provide certain technical and administrative services to each other from time to time on an as-needed basis. N. Malone Mitchell, 3rd, chairman of the board of directors of the Company, directly and indirectly owns 100% of Longfellow, Viking and Riata. On December 30, 2008, the Company acquired 100% of outstanding shares of Longe from Longfellow.

Under the terms of the Service Agreement, the Riata Entities agreed to provide to the Company upon the Company’s request certain computer services, payroll and benefits services, insurance administration services and entertainment services, and the Company and the Riata Entities agreed to provide to each other certain management consulting services, oil and gas services and general accounting services (collectively, the “Services”). Under the terms of the Service Agreement, the Company pays, or is paid, for the actual cost of the Services rendered plus the actual cost of reasonable expenses on a monthly basis. The Company or the Riata Entities may terminate the Service Agreement at any time by providing advance notice of termination to the other party.

Amendment to Service Agreement

On February 9, 2009, the Company, the Riata Entities and MedOil Supply LLC (“MedOil”) entered into an Amendment to Service Agreement (the “Amendment”), effective as of October 1, 2008, under which MedOil became a party to the Service Agreement. The Amendment also revised the Services to include the purchasing and transportation of oilfield equipment and consumables. Mr. Mitchell indirectly owns 100% of MedOil.

Equipment Purchases

On December 31, 2008, each of TransAtlantic Maroc, Ltd. (“TransAtlantic Maroc”), TransAtlantic Worldwide Limited (“TransAtlantic Worldwide”) and TransAtlantic Turkey, Ltd. (“TransAtlantic Turkey”), subsidiaries of the Company, entered into separate Bills of Sale and Assignment with Viking (“Bills of Sale”). Under the terms of the Bills of Sale, each of TransAtlantic Maroc, TransAtlantic Worldwide and TransAtlantic Turkey agreed to purchase at cost certain oilfield equipment and other assets from Viking. The cash consideration paid by TransAtlantic Maroc was $4,964,471.56. The cash consideration paid by TransAtlantic Worldwide was $959,086.41. The cash consideration paid by TransAtlantic Turkey was $2,420,455.70.

A copy of the Service Agreement, Amendment and Bills of Sale are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this current report on Form 8-K and are incorporated herein by reference. The foregoing descriptions of the Service Agreement, Amendment and Bills of Sale are qualified in their entirety by reference to the full text of the Service Agreement, Amendment and Bills of Sale.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is hereby incorporated by reference into this Item 2.01.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Service Agreement, effective as of May 1, 2008, by and among TransAtlantic Petroleum Corp., Longfellow Energy, LP, Viking Drilling, LLC, Longe Energy Limited and Riata Management, LLC.

10.2	Amendment to Service Agreement, effective as of October 1, 2008, by and among TransAtlantic Petroleum Corp., Longfellow Energy, LP, Viking Drilling, LLC, Longe Energy Limited, MedOil Supply LLC and Riata Management, LLC.

10.3	Bill of Sale and Assignment, dated December 31, 2008, by and between Viking Drilling, LLC and TransAtlantic Maroc, Ltd.

10.4	Bill of Sale and Assignment, dated December 31, 2008, by and between Viking Drilling, LLC and TransAtlantic Worldwide Limited.

10.5	Bill of Sale and Assignment, dated December 31, 2008, by and between Viking Drilling, LLC and TransAtlantic Turkey, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2009

TRANSATLANTIC PETROLEUM CORP.

By:	/s/ Jeffrey S. Mecom
Jeffrey S. Mecom
Vice President and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Service Agreement, effective as of May 1, 2008, by and among TransAtlantic Petroleum Corp., Longfellow Energy, LP, Viking Drilling, LLC, Longe Energy Limited and Riata Management, LLC.

10.2	Amendment to Service Agreement, effective as of October 1, 2008, by and among TransAtlantic Petroleum Corp., Longfellow Energy, LP, Viking Drilling, LLC, Longe Energy Limited, MedOil Supply LLC and Riata Management, LLC.

10.3	Bill of Sale and Assignment, dated December 31, 2008, by and between Viking Drilling, LLC and TransAtlantic Maroc, Ltd.

10.4	Bill of Sale and Assignment, dated December 31, 2008, by and between Viking Drilling, LLC and TransAtlantic Worldwide Limited.

10.5	Bill of Sale and Assignment, dated December 31, 2008, by and between Viking Drilling, LLC and TransAtlantic Turkey, Ltd.

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